EXHIBIT 10.8

SECURED & COLLATERALIZED PROMISSORY NOTE
$1,000,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT C-12102007

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below, JMJ Financial (the "Borrower,” or “Writer”), hereby promises to pay to the Lender (“Lender” or “ Holder”), as defined below, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Effective Date" shall be:	December 10, 2007
The "Holder" shall be:	Seaway Valley Capital Corp.
The "Principal Sum" shall be:	$1,000,000 (one million US Dollars); Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$1,000,000 (one million) dollars in the form of this $1,000,000 Secured & Collateralized Promissory Note as memorialized and evidenced by the attached Exhibit A Collateral and Security Agreement.
The "Interest Rate" shall be:	12% one-time interest charge on the Principal Sum. No interest or principal payments are required until the Maturity Date, but both principal and interest may be prepaid prior to maturity date.
The “Recourse” terms shall be:

This is a full recourse Note such that if the Writer defaults on the payment of this Note, forcing the Holder to foreclose on the security/collateral and there is a deficiency between (1) the outstanding principal and interest amount and (2) the foreclosure liquidation amount; then the Holder has the right to pursue additional claims against the Writer for that deficiency.

The “Collateral” or “Security” shall be:

XXXX (XXXXXX) shares of common stock of XXXXXXX, a Nasdaq listed publicly traded company, worth in excess of $1,000,000, as memorialized and evidenced by the attached Exhibit A Collateral and Security Agreement.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	December 10, 2012
The “Prepayment Terms” shall be:

Prepayment is permitted at any time by payment in the form of  any of the following: (1) cash, or (2) other negotiated form of payment mutually agreed to in writing, or (3) by surrender of the Convertible Promissory Note Document B-12102007, or (4) by surrender of the of the Collateral or Security with which this Promissory Note is secured.

DOCUMENT C-12102007

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Loan Payment Schedule. While no principal or interest payments are required until the Maturity Date, unless otherwise adjusted by Writer with written notice to Holder, or unless otherwise prepaid as set forth above whereby prepayment is permitted at any time by payment of cash, or other mutually agreed and negotiated payment, or by surrender of the Convertible Promissory Note Document B-12102007, or by surrender of the Collateral or Security related hereto; provided that all conversions are honored as set forth under Convertible Promissory Note Document B-12102007 and provided that Rule 144 is available to remove the restrictive legend from those shares obtained in those conversions and such that the shares effectively become immediately freely tradable, Writer will plan to make payments in total monthly amounts of $100,000 beginning 180 days from the execution of this agreement.  Writer reserves the right to (1) make payments prior to 180 days from the execution of this agreement, and (2) to make payments in monthly amounts in excess of $100,000, and (3) to adjust this payment schedule and payment amounts with written notice to Holder.

1.2   Interest Rate.  Interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.  Interest Rate is defined as 12% one-time interest charge on the Principal Sum incurred at the effective date.

1.3   Application of Payment.  Unless otherwise specified in writing by Writer, all payments made on this Note will be first applied to the Principal Sum.

ARTICLE 2 MISCELLANEOUS

2.1.  Notices. Any notice required or permitted hereunder must be in writing and be either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

2.2.  Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

2.3.  Assignability. This Note will be binding upon the Writer and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder only with written consent by Writer.

2.4.  Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

2.5.  Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Writer.

DOCUMENT C-12102007

2.6.  Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

2.7. No Public Announcement. No public announcement may be made regarding this Note, payments, or conversions without written permission by both Writer and Holder.

2.8.  Transfer, Pledge, Sale, Collateral, Offer.  Holder may not transfer, pledge, sell, use as collateral, offer, or hypothecate this Note to any third party without written approval from Writer.

2.9.  Effective Date.  This Note will become effective only upon occurrence of the three following events: the Effective Date of December 10, 2007 has been reached, execution by both parties, delivery of Document B-12102007 by the Writer.

HOLDER:
WRITER:

/s/ JMJ FINANCIAL
/s/ Thomas Sozzafava
____________________________
Thomas Scozzafava
JMJ Financial / Its Principal
Chairman & CEO
Seaway Valley Capital Corp.

DOCUMENT C-12102007

EXHIBIT A
COLLATERAL & SECURITY AGREEMENT

1. Security Interest . Writer hereby grants to Holder a security interest in the following described property (“Security” or “Collateral” or “Security Interest”):

XXXXX (XXXXXXXX) shares of common stock of XXXXXXX, a Nasdaq listed publicly traded company, worth in excess of $1,000,000

This Collateral and security interest will secure the payment and performance of the Writer’s Secured & Collateralized Promissory Note Document C-12102007 in the amount of $1,000,000 (one million).

2.  Warranties and Covenants of Writer .  Writer makes the following warranties and covenants to Holder:

(A) Writer is the sole owner of the Collateral free from any lien, security interest, or encumbrance, and Writer will defend the Collateral against all claims and demands of all parties at any time claiming interest therein.

(B) This Collateral has not been pledged, assigned, or hypothecated for any other purpose, and no financing statement is on file in any local, state, or federal institution, bureau, government, or public office.

(C) While the principal and interest balance of the Secured & Collateralized Promissory Note Document C-12102007 remains outstanding, Writer will not transfer, sell, offer to sell, assign, pledge, liquidate, spend, or otherwise transfer to any party an amount of the Collateral equal to or greater than the outstanding balance of the Secured & Collateralized Promissory Note Document C-12102007.

(D) Writer will pay promptly when due all taxes, expenses, and assessments upon the Collateral.

3. Perfection . Holder has the right, upon its election, to perfect the Collateral and security and this Collateral and Security Agreement by filing a financing statement or like instrument with its proper local, state, or federal institution, bureau, government, or public office.  Holder is encouraged to perfect this instrument, and Writer will reasonably assist in Holder’s doing so.

4. Remedies Upon Default .. In the event of Writer’s default on the Secured & Collateralized Promissory Note Document C-12102007, Holder may declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party, including without limitation the right to take immediate and exclusive possession of the Collateral or any part thereof, or to obtain a court order to do so; and the Writer must surrender the security and Collateral to the Holder within 5 (five) business days of receiving written notice that Holder is taking possession of the Collateral as remedy of default.

DOCUMENT C-12102007

5.  Normal Course of Business .  Provided that no default has occurred on the Secured & Collateralized Promissory Note Document C-12102007, Writer will use and possess the Collateral in the normal course of business.  Further, Writer may liquidate, transfer, or exchange the Collateral into another viable investment vehicle with equal or greater market value, such as liquidation of shares into cash or money market, or liquidation of shares or money market fund for purposes of investing in other viable investment vehicles including but not limited to bonds, other money market funds, mutual funds, or stocks.  However, any liquidation, transfer, or exchange into another viable investment vehicle will not affect Holder’s security, rights, or claims to the underlying Collateral. At any time upon Holder’s request, Writer will promptly provide update on the investment vehicle placement of this Collateral.

6.  Termination of Security .  At the time of prepayment or payoff of the Secured & Collateralized Promissory Note Document C-12102007 to Holder by Writer, Holder’s security interest in this Collateral shall automatically terminate.  In the event that the Collateral and security interest were perfected by Holder as set forth in Section 3, upon termination of security as set forth in this section 6, the Holder will withdraw any and all perfection instruments on the collateral and security within 5 (five) business days.

7. Governing Law . This agreement will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

8. No Public Announcement . No public announcement may be made regarding this Collateral & Security Agreement without written permission by both Writer and Holder.   In the event that any securities law requires this document to be filed publicly, all information regarding description of the Collateral that is considered personal financial information shall be struck out with X and listed as follows :

XXXXX (XXXXXXXXXX) shares of common stock of XXXXX, a Nasdaq listed publicly traded company, worth in excess of $1,000,000

9. Effective Date .  This agreement will become effective as set forth in Section 2.9 of Secured & Collateralized Promissory Note Document C-12102007.

HOLDER/SECURED PARTY:
WRITER:

/s/ JMJ FINANCIAL
____________________________
____________________________
Thomas Scozzafava
JMJ Financial / Its Principal
Chairman & CEO
Seaway Valley Capital Corp.

DOCUMENT C-12102007